SIXTH AMENDMENT TO TRUST AGREEMENT BETWEEN FIDELITY MANAGEMENT TRUST COMPANY
AND
FMC CORPORATION

THIS SIXTH AMENDMENT, dated as of the thirty-first day of December, 2008, and effective as stated herein, by and between Fidelity Management Trust Company (the "Trustee") and FMC Corporation (the "Sponsor");

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated and restated September 28, 2001, with regard to the FMC Corporation Nonqualified Savings and Investment Plan (the "Plan"); and

WHEREAS, the 5th Amendment to this Trust Agreement incorrectly documented that the Sponsor passes through proxy voting, tender or exchange offer rights on shares of common stock of FMC Corporation to Participants; and that it has been the intent of the Sponsor to provide direction to the Trustee as stated below; and that going forward this will be correctly represented; and

WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 16 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1)	Effective April 23, 2008, restating the first paragraph of Section 5(e)(vii), Voting and Tender Offers, in its entirety, as follows:

Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock held under the Trust. The Sponsor shall provide direction to the Trustee with respect to any proxy voting, any tender or exchange offer, or any other similar shareholder right, and the Trustee shall vote, tender or exchange shares of Sponsor Stock in accordance with timely, written direction from the Sponsor. Unless otherwise required by applicable law, the Trustee shall not take any action with respect to a vote, tender, exchange or similar shareholder right in the absence of instruction from the Sponsor. For these purposes, a timely direction is one that is received at a time that reasonably allows the Trustee to exercise shareholder rights, through a custodian, if applicable

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Sixth Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

FMC CORPORATION	FIDELITY MANAGEMENT TRUST COMPANY

By: /s/ Kenneth R. Garrett 3/26/2009	By: /s/ Authorized Signatory (illegible) 6/15/2009

Authorized Signatory Date	FMTC Authorized Signatory Date